OPERATING COMPANIES AND MANAGEMENT

CORPORATE OFFICERS:
Robert H. McKinney            Chairman and Chief Executive Officer

Marni McKinney                President and Chief Operating Officer

Joseph M. Richter             Executive Vice President, Chief Financial
                              Officer and Treasurer

Kevin McKinney                Vice President

Sharon J.Sanford              Secretary

Ruth E. O'Neil                Director of Human Resources and Assistant
                              Secretary

Peter J. Chermansky           Assistant Vice President and MIS Manager


Construction Products and Services

American Precast Concrete Indiana Division
Indianapolis, Indiana   317/353-2118

Gary E. Oakes                 President

Joseph W. Retzner P.E.        Vice President, Engineering

Michael W. Crowley            Sales Manager

Jerry Wolfe                   Field Manager


American Precast Concrete  Ohio Division
Grove City, Ohio   614/875-8601

Larry D. Beair                Operations Manager

Bill Hunt                     Plant Manager


Concrete Carriers, Inc.
Indianapolis, Indiana   317/353-2118


Span-Deck of Indiana Division
Westfield, Indiana   317/353-9131

James W. Sexton               Plant Manager

Douglas E. Sears              Project Manager


Precast Concrete Systems, Inc.
Indianapolis, Indiana   317/353-1833


Banking

First Indiana Corporation / First Indiana Bank
Indianapolis, Indiana   317/269-1200


Robert H. McKinney            Chairman and Chief Executive Officer of the
                              Corporation and Chairman of the Bank

Marni McKinney                Vice Chairman of the Corporation and Vice
                              Chairman of the Bank

Owen B. Melton, Jr.           President and Chief Operating Officer of the
                              Corporation and President and Chief Executive
                              Officer of the Bank


David L. Gray                 Vice President and Treasurer of the Corporation
                              and Senior Vice President, Financial Manage-ment Division, and Chief Financial Officer of the Bank

David A. Lindsey              Senior Vice President Consumer Banking Division

Merrill E. Matlock            Senior Vice President Commercial Banking
                              Division

Timothy J. O'Neill            Senior Vice President Mortgage Banking Division

Kenneth L. Turchi             Senior Vice President Marketing and Strategic
                              Planning Division

Subsidiaries:
   One Insurance Agency, Inc.
   One Investment Corporation
   One Property Corporation
   One Mortgage Corporation


BOARD OF DIRECTORS AND SHAREHOLDER INFORMATION

BOARD OF DIRECTORS

Robert H. McKinney            Chairman and Chief Executive Officer, The
                              Somerset Group, Inc.; Chairman and Chief
                              Executive Officer, First Indiana Corporation

Marni McKinney Jakubovie      President and Chief Operating Officer, The
                              Somerset Group Inc.; Vice Chairman, First
                              Indiana Corporation


H. J. Baker                   Chairman, (emeritus) BMW Constructors, Inc.

Douglas W. Huemme             Chairman, President and Chief Executive
                              Officer, Lilly Industries, Inc.

Kevin K. McKinney             Vice President, The Somerset Group, Inc.;
                              Publisher of NUVO Newsweekly and Chairman and
                              President of NUVO, Inc.

Michael L. Smith              President and Chief Executive Officer,
                              Mayflower Group, Inc.

William L Elder               Chairman (emeritus) Southern Indiana Commerce
                              Corporation


SHAREHOLDER INFORMATION:

Annual Meeting                The Annual Meeting of Shareholders will be held
                              Friday, April 21, 1995 at 9:00 a.m., EST at
                              First Indiana Plaza, Seventh Floor Conference
                              Center, 135 N. Pennsylvania Street,
                              Indianapolis, Indiana

Corporate Offices             2800 First Indiana Plaza, 135 N. Pennsylvania
                              Street, Indianapolis, Indiana 46204
                              (317) 634-1400

Administrative Offices        1030 S. Kitley Avenue, Indianapolis, Indiana
                              46203  (317) 351-7077

Capital Stock                 The Somerset Group, Inc.  stock is traded on
                              the NASDAQ Stock Market under the symbol of SOMR

Independent Auditors          KPMG Peat Marwick LLP, Indianapolis, Indiana

Registrar and Transfer
  Agent Bank One, Indianapolis, NA, Bank One Center/ Tower, 111 Monument Circle, Suite 1611 Indianapolis, Indiana 46204 (317) 321-8110